UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2016

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road, Suite 300

Calabasas, California 91302

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 7, 2016, ImmunoCellular Therapeutics, Ltd. (the “Company”) announced that the first patient has been treated in the phase 3 registrational trial of ICT-107, the Company’s lead cancer immunotherapy product candidate, in newly diagnosed glioblastoma. ICT-107 is a patient-specific, dendritic cell-based immunotherapy targeting multiple tumor-associated antigens on glioblastoma stem cells. The phase 3 trial is designed as a randomized, double-blind, placebo-controlled study of 414 HLA-A2-positive subjects, which will be conducted at approximately 120 sites in the United States, Canada and the European Union. The primary endpoint in the trial is overall survival, which the U.S. Food and Drug Administration and European Union regulators have identified as an appropriate endpoint for registrational clinical studies in glioblastoma. Secondary endpoints include progression-free survival and safety, as well as overall survival in the two pre-specified MGMT subgroups.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that are subject to a number of risks and uncertainties, including the risk that ICT-107 can be further successfully developed or commercialized and whether the results will support registration filings with the U.S. Food and Drug Administration or European Medicines Agency. Additional risks and uncertainties are described in the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K. Except as permitted by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2016	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ David Fractor
David Fractor
Vice President, Finance and Principal Accounting Officer